Exhibit 28 (e) (1) under Form N-1A
Exhibit 1 under Item 601/Reg. S-K

DISTRIBUTOR’S AGREEMENT

This Distribution Agreement (the “Agreement”) made this 1st day of September, 2021, by and between Federated Hermes ETF Trust (the “Trust”), a Delaware statutory trust, and FEDERATED SECURITIES CORP. (“FSC”), a Pennsylvania Corporation. Capitalized terms used herein and not defined have the meaning given to them in the prospectus and statement and additional information of the Trust.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and its shares of beneficial interest (“Shares”) are issued in one or more distinct series (each a “Fund”); and

WHEREAS, the Trust intends to create and redeem Shares of each Fund on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Trust’s registration statement; and

WHEREAS, the Shares of each Fund are registered under the Securities Act of 1933, as amended (the “1933 Act”), and will be listed on one or more national securities exchanges (each an “Exchange,” and together, the “Exchanges”); and

WHEREAS, FSC is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is registered as a broker-dealer with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”); and

WHEREAS, the Trust desires to retain FSC to serve as principal underwriter in connection with the issuance and distribution of Creation Units of Shares of each Fund, and FSC is willing to act as principal underwriter of the Shares of each such Fund, if any, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1.       Appointment.

a.       The Trust hereby appoints FSC, and FSC accepts appointment, as the Trust’s exclusive agent to be the principal underwriter of the Trust to distribute and arrange for the sale of Creation Units of the Shares of each Fund on behalf of which the Trust has executed an Exhibit hereto in substantially the form attached hereto as Exhibit A, only to Authorized Participants (as that term is defined in the Prospectus) that have entered into agreements (each an “Authorized Participant Agreement”) for book-entry of The Depository Trust Company as described in the Trust’s statutory or summary prospectuses (individually or collectively, the “Prospectus”) and statements of additional information (individually or collectively, the “SAI”) that are part of the Trust’s registration statement as the same may be amended from time to time (the “Registration Statement”).

b.       The Trust acknowledges that FSC shall not be obligated to approve or reject, or submit any certain number of orders for Creation Units and nothing herein shall prevent FSC from entering into like distribution arrangements with other investment companies. Nothing herein shall affect or limit the right and ability of the Trust to accept Deposit Securities (as defined in the Prospectus and SAI) and related Cash Components (as defined in the Prospectus and SAI), and as provided in and in accordance with the Prospectus and SAI.

c.       The sale of any Shares by a Fund may be suspended without prior notice whenever in the judgment of the Trust it is in its best interest to do so.

2.       Services Provided by FSC.

a.       In carrying out its responsibilities under this Agreement, FSCshall execute Authorized Participant Agreements with registered broker-dealers and other eligible entities to act as Authorized Participants, and provide for the purchase of Creation Units of the Funds by such Authorized Participants. The Authorized Participant Agreement shall be in substantially the form approved by the Board with such non-material edits as may be approved by counsel to FSC and the Funds.

b.       The parties understand and agree that FSC will receive orders for the purchase of Creation Units (“Purchase Orders”) and orders to redeem Creation Units (“”Redemption Orders”) from Authorized Participants through the Fund’s transfer agent, and that once an order is submitted by an Authorized Participant to the Fund’s transfer agent it becomes irrevocable by the Authorized Participant. FSC will review all such Purchase Orders and Redemption Orders to confirm that they are in proper form, including that the appropriate basket type has been used by the Authorized Participant. FSC will approve each Purchase Order or Redemption Order deemed to be in proper form, causing instructions for the in-kind delivery of securities to the Fund and Fund shares to the Authorized Participant (in connection with a Purchase Order) or the in-kind delivery of securities to the Authorized Participant and Fund shares to the Fund (in connection with a Redemption Order) to be provided to the transfer agent and the Fund’s custodian. Sales of Creation Units shall be deemed to be made when and where accepted by the transfer agent on the books and records of the Fund.

c.       FSC shall approve and submit only such orders for the purchase of Creation Units by Authorized Participants only to the extent purchase orders are actually received from Authorized Participants, and not in excess of such orders, and shall not avail itself of any opportunity for making a profit by expediting or withholding orders. FSC may reject Purchase Orders or Redemption Orders on behalf of the Trust or any Fund where, in the judgment of FSC, such order is not in proper form. In the event that a Purchaser Order or Redemption Order is rejected by FSC, FSC will communicate with the Authorized Participant regarding such rejection.

d.       Neither FSC nor any other person is authorized by the Trust to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, including the Prospectuses and SAIs), or in any supplemental information to said Prospectuses or SAIs approved by the Trust. FSC agrees that any other information or representations other than those specified above which it or any Authorized Participant who purchases Shares may make in connection with the offer or sale of Shares pursuant to an Authorized Participant Agreement, shall be made entirely without liability on the part of the Trust.

e.       All marketing of Creation Units to Authorized Participants by FSC as agent of the Trust will, in all respects, be conducted in the manner set forth in the Prospectus, SAI and (i) the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations made or adopted thereunder; (ii) the rules of FINRA; and (iii) the rules of, and orders issued by the SEC to, the Exchanges ((i) through (iii) collectively, the “Rules and Regulations”). FSC shall offer Creation Units for sale only in those jurisdictions where: (i) they have been properly registered; (ii) they are exempt from registration; or (iii) for which appropriate notice filings have been made. FSC shall offer Creation Units for sale only to Authorized Participants.

f.       FSC shall utilize commercially reasonable efforts to encourage and promote the sale of Creation Units to Authorized Participants but is not obligated to arrange for the sale of any specific number of Creation Units. To this end, FSC, at its own expense or at the expense of an affiliate, may prepare and disseminate research and resource material as may be reasonably necessary or desirable to promote the sale of the Creation Units. Any such material which refers to the Trust or Funds shall comply with FSC’s policies and procedures with respect to such communications. FSC shall cooperate with the Trust in the development of all Communications with the Public related to the Funds. The Trust represents that they will not use or authorize the use of any Communications with the Public unless and until such materials have been approved and authorized for use by FSC. FSC shall review all proposed Communications with the Public for compliance with applicable laws and regulations, and shall file with appropriate regulators those Communications with the Public it believes are in compliance with such laws and regulations. FSC shall furnish to the Trust any comments provided by regulators with respect to such materials and seek to obtain the approval of the regulators to such materials.

3.       Term of Agreement; Termination of Agreement; Amendment of Agreement.

a.       This Agreement is effective with respect to each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit and any subsequent Funds added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Trust including a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Trust or in any related documents to such Plan ("Disinterested Trustees") in the manner required by the Rules and Regulations. If a Fund is added after the first annual approval by the Trustees as described above, this Agreement will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

b.       This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees or by a majority of the outstanding voting securities of the particular Fund or Class on not more than sixty (60) days’ written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by FSC on sixty (60) days’ written notice to the Trust.

c.       This Agreement may not be assigned by FSC and shall automatically terminate in the event of an assignment by FSC as defined in the Investment Company Act of 1940, as amended, provided, however, that FSC may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

d.       This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Trust including a majority of the Disinterested Trustees of the Trust cast in person at a meeting called for that purpose.

4.       Limitations of Liability; Indemnification.

a.       FSC shall not be liable to the Trust for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

b.       Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless FSC and each person, if any, who controls FSC within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust about FSC by or on behalf of FSC expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof. If any action is brought against FSC or any controlling person thereof with respect to which indemnity may be sought against the Trust pursuant to the foregoing paragraph, FSC shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. FSC or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of FSC or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim of action effected without its written consent. The Trust agrees promptly to notify FSC of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.

c.       FSC agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, but only with respect to statements or omissions, if any, made in the Registration Statement, including any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust about FSC by or on behalf of FSC expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Trust or any other person so indemnified based on the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against FSC, FSC shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to FSC by the provisions of subsection (a) above.

d.       Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

e.       (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the 1940 Act for Trustees, officers, FSC and controlling persons of the Trust by the Trustees pursuant to this Agreement, the Trust is aware of the position of the SEC as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Trust undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Trustees, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Trust further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Trustees, FSC or controlling person of the Trust will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Trust is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

f.       FSC is hereby expressly put on notice of the limitation of liability as set forth in Article VIII of the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this agreement shall be limited in any case to the Trust and its assets and FSC shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

5.       Miscellaneous.

This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania and the provisions of the 1940 Act. To the extent that the laws of the Commonwealth of Pennsylvania conflict with the applicable provisions of the 1940 Act, the latter shall control.

a.       This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.

b.       FSC shall undertake and discharge its obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Trust or any Fund by its actions, conduct or contracts, except that FSC is authorized to promote and process the sale of Creation Units to Authorized Participants in the manner described in this Agreement.

c.       FSC agrees to maintain the security and confidentiality of nonpublic personal information (“NPI”) of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. FSC agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specified law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Funds, in each instance in furtherance of fulfilling FSC’s obligations under this contract, and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

d.       This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument. This Agreement will become binding on the parties hereto upon their execution of the attached exhibits to this Agreement.

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IN WITNESS WHEREOF, the Trust and FSC have caused this Distribution Agreement to be executed by their respective officers thereunto duly authorized, as of the day and year above written.

FEDERATED HERMES ETF TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By: /s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

November 10, 2021 – Name changed to Federated Hermes Short Duration Corporate ETF.

Exhibit A

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES SHORT-TERM CORPORATE ETF.

Witness the due execution hereof this 1st day of September, 2021.

FEDERATED HERMES ETF TRUST

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By:/s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

November 10, 2021 – Name changed to Federated Hermes Short Duration High Yield ETF.

Exhibit B

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES SHORT-TERM HIGH YIELD ETF.

Witness the due execution hereof this 1st day of September, 2021.

FEDERATED HERMES ETF TRUST

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By:/s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

Exhibit C

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES U.S. STRATEGIC DIVIDEND ETF.

Witness the due execution hereof this 1st day of September 2022.

FEDERATED HERMES ETF TRUST

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By:/s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

Exhibit D

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES TOTAL RETURN BOND ETF.

Witness the due execution hereof this 1st day of September 2023.

FEDERATED HERMES ETF TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By: /s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

Exhibit E

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES MDT LARGE CAP GROWTH ETF.

Witness the due execution hereof this 1st day of June 2024.

FEDERATED HERMES ETF TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By :/s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

Exhibit F

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES MDT LARGE CAP VALUE ETF.

Witness the due execution hereof this 1st day of June 2024.

FEDERATED HERMES ETF TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By :/s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

Exhibit G

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES MDT LARGE CAP CORE ETF.

Witness the due execution hereof this 1st day of June 2024.

FEDERATED HERMES ETF TRUST

By: J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By :/s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

Exhibit H

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES MDT SMALL CAP CORE ETF.

Witness the due execution hereof this 1st day of June 2024.

FEDERATED HERMES ETF TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By :/s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

Exhibit I

to the

Distributor’s Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES ENHANCED INCOME ETF.

Witness the due execution hereof this 1st day of June 2025.

FEDERATED HERMES ETF TRUST

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue
Title: President

FEDERATED SECURITIES CORP.

By :/s/ Paul A. Uhlman

Name: Paul A. Uhlman
Title: President

Exhibit J

to the

Distributor's Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES MDT MARKET NEUTRAL ETF.

Witness the due execution hereof this 22nd day of August 2025.

FEDERATED HERMES ETF TRUST

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By :/s/ Paul A. Uhlman

Name: Paul A. Uhlman

Title: President

Exhibit K

to the

Distributor's Agreement

In consideration of the mutual covenants set forth in the Distributor’s Agreement dated

September 1, 2021, between FEDERATED HERMES ETF TRUST and Federated Securities Corp., FEDERATED HERMES ETF TRUST executes and delivers this Exhibit on behalf of the FEDERATED HERMES ULTRASHORT BOND ETF.

Witness the due execution hereof this 1st day of September 2025.

FEDERATED HERMES ETF TRUST

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By :/s/ Paul A. Uhlman

Name: Paul A. Uhlman

Title: President